UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 15, 2005

SEACHANGE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-21393	04-3197974
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

124 Acton Street, Maynard, MA	01754
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (978) 897-0100

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 15, 2005, SeaChange International, Inc. (the “Registrant”) reached agreement to purchase substantially all of the assets of the business outside of North America of Liberate Technologies (the “Seller”). Under the terms of the asset purchase agreement (the “Asset Purchase Agreement”), dated as of April 15, 2005, by and among the Registrant, the Seller and Liberate Technologies B.V., a wholly-owned subsidiary of the Seller, the Registrant will be assigned certain customer contracts, will receive patents and other intellectual property and will assume certain limited liabilities related to Seller’s business outside of North America. Registrant will pay cash consideration of approximately $25.5 million, subject to certain adjustments for interim operations prior to closing. The closing of the Asset Purchase Agreement is subject to certain conditions, including approval by Seller’s shareholders. The transaction currently is expected to be completed in June or July, 2005.

In connection with the Asset Purchase Agreement, David Lockwood, Chairman and CEO of the Seller and Lockwood Fund LLC have entered into a stockholder voting agreement with the Registrant, dated as of April 15, 2005, pursuant to which, among other things, David Lockwood and Lockwood Fund LLC have agreed to vote their shares of the Seller’s common stock in favor of the transaction.

Under the terms of the Asset Purchase Agreement, the Registrant cannot license or sell the purchased intellectual property in North America for a period of five years. In addition to the ownership of the intellectual property of the Seller used in the Seller’s business outside North America, Registrant will also be assigned a cross-license agreement which provides for a non-exclusive license to Registrant for use anywhere outside of North America of the intellectual property formerly used by Seller in its North American business. Seller has previously publicly announced that the intellectual property of the North American business was sold on April 7, 2005 to Double C Technologies, LLC, a joint venture majority owned and controlled by Comcast Corporation with a minority investment by Cox Communications, Inc. Under the cross-license agreement, Double C has a non-exclusive license to use the intellectual property of the non-North American business being purchased by the Registrant anywhere other than in Europe.

A copy of the press release announcing the Asset Purchase Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference. A copy of the Asset Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary description of the Asset Purchase Agreement is qualified in its entirety by the full text of the agreement.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
10.1	Asset Purchase Agreement by and among SeaChange International, Inc., Liberate Technologies and Liberate Technologies B.V., dated as of April 15, 2005.

99.1	Joint Press Release of SeaChange International, Inc. and Liberate Technologies, dated as of April 18, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEACHANGE INTERNATIONAL, INC.

By:	/s/ William L. Fiedler
William L. Fiedler
Chief Financial Officer, Treasurer, Secretary and Senior Vice President, Finance and Administration

Dated: April 20, 2005

EXHIBIT INDEX

Exhibit No.	Description
10.1	Asset Purchase Agreement by and among SeaChange International, Inc., Liberate Technologies and Liberate Technologies B.V., dated as of April 15, 2005.

99.1	Joint Press Release of SeaChange International, Inc. and Liberate Technologies, dated as of April 18, 2005.